Exhibit 10.1

SECOND AMENDMENT TO PROMISSORY NOTE

This Second Amendment to Promissory Note (the “Second Amendment”) is made as of this 5th day of February 2024 by and between Wytec International, Inc., a Nevada corporation (the “Company”), and Christopher Stuart, a purchaser of an unsecured promissory note pursuant to that certain Promissory Note, dated February 25, 2020, as amended on August 13, 2022 (“Purchaser”), with respect to the following facts:

RECITALS

A.	The Company and the Purchaser have entered into that certain unsecured promissory note in the original principal amount of $625,000, dated February 25, 2020, as amended on August 13, 2022 (the “Note”), issued by the Company to the Purchaser in accordance with the Company’s prior private placement of units, each unit consisting of $50,000 of 7% promissory notes and 5,000 common stock purchase warrants.

B.	The Company and the Purchaser desire to amend the Note as provided in this Second Amendment so that the Note will not go into default.

C.	The terms used in this Second Amendment will have the meanings ascribed to them in the Note unless otherwise defined herein.

NOW, THEREFORE, for one dollar and other good and valuable consideration, THE PARTIES HERETO AGREE AS FOLLOWS:

1.	Amendment.

Section 1 of the Note is hereby amended and restated as follows:

“Maturity Date. The Maturity Date of this Note may be extended by an additional six months in the sole discretion of the Borrow up to seven times.”

2.	Effect of Second Amendment.

The Note will remain in full force and effect except as specifically modified by this Second Amendment. In the event of any conflict between the Second Amendment and the Note, the terms of this Second Amendment will govern.

3.	Counterparts.

This Second Amendment may be executed simultaneously in any number of counterparts, each of which counterparts will be deemed to be an original and such counterparts will constitute but one and the same instrument.

IN WITNESS WHEREOF, this Second Amendment is executed as of the date first above written.

COMPANY: WYTEC INTERNATIONAL, INC.		PURCHASER

By:	/s/ William H. Gray	/s/ Christopher Stuart
	William H. Gray, President	Christopher Stuart